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                                                                 EXHIBIT (10)

                                 LAW OFFICES
                          DRINKER BIDDLE & REATH LLP
                     PHILADELPHIA NATIONAL BANK BUILDING
                             1345 CHESTNUT STREET
                          PHILADELPHIA, PA 19107-3496
                          Telephone:  (215) 988-2700
                              Fax: (215) 988-2757


                                March 16, 1998

Excelsior Funds, Inc.
73 Tremont Street
Boston, MA 02108

Re:  Post-Effective Amendment No. 31 to Registration
     Statement on Form N-1A of Excelsior Funds, Inc.
     ------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Excelsior Funds, Inc. (the "Company"), a Maryland corporation, in connection with the registration by the Company of its shares of common stock, par value $.001 per share. The Articles of Incorporation of the Company authorize the issuance of 35,000,000,000 shares of common stock, which are divided into 43 classes, two of which are designated as Class U and Class V. The Board of Directors of the Company (the "Board") has previously authorized the issuance of shares of Class U common stock (the "Class U Common Stock") and Class V common stock (the "Class V Common Stock") to the public.
You have asked for our opinion on certain matters relating to the Class U Common Stock and Class V Common Stock.

     We have reviewed the Company's Articles of Incorporation and Bylaws, resolutions of the Company's Board, certificates of public officials and of the Company's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 31 thereto. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We have also assumed the following for purposes of this opinion:

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Excelsior Funds, Inc.
March 16, 1998
Page 2


     1. The shares of Class U Common Stock and Class V Common Stock have been, and will continue to be, issued in accordance with the Articles of Incorporation and Bylaws of the Company and the resolutions of the Company's Board and shareholders relating to the creation, authorization and issuance of Class U Common Stock and Class V Common Stock.

     2. The Board will not change the number of shares of Class U Common Stock and Class V Common Stock, or the preferences, limitations or relative rights of the Class U Common Stock and Class V Common Stock after such shares are issued.

     Based on the foregoing, we are of the opinion that the shares of Class U Common Stock and Class V Common Stock will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement (provided that (i) the price of such shares is not less than the par value thereof and (ii) the number of shares of each of the Class U Common Stock and Class V Common Stock issued does not exceed the authorized number of shares of each of the Class U Common Stock and Class V Common Stock as of the date of issuance of the shares), validly issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 31 to the Company's Registration Statement on Form N-1A.

                                             Very truly yours,


                                             /s/ Drinker Biddle & Reath LLP
                                             ------------------------------
                                             DRINKER BIDDLE & REATH LLP